                        INVESTMENT ADVISER CODE OF ETHICS
                                       FOR
                            INVESTMENT ACCESS PERSONS

                          RIVERSOURCE INVESTMENTS, LLC
                         KENWOOD CAPITAL MANAGEMENT, LLC

                                NOVEMBER 15, 2008

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

HOW TO USE THIS CODE

The Code of Ethics describes the various policies and procedures you must follow as an Investment Access Person of RiverSource Investments, LLC, Kenwood Capital, LLC and personnel of the former J. & W. Seligman & Co, located in New York, Palo Alto. (Note: for personnel located in Portland they will not be covered by the Investment Access Persons Code of Ethics and a separate Code will be provided.). As such, the Code of Ethics is a lengthy document and contains a great amount of detail that you may need to reference often during your employment with the firm.

The Code of Ethics is an entirely separate document from the Ameriprise Code of Conduct. While both contain similar language and descriptions of personal conduct at the firm, the Code of Ethics is your guide for personal trading activity.

Navigation

TABLE OF CONTENTS: The following page displays the table of contents for the Code of Ethics and is your starting point for finding where you need to go. All of the major section headings are listed, followed by their sub-headings, with page numbers for each.

SECTION NUMBERS: Some policies or rules may be linked to other policies contained in the Code of Ethics. Instead of repeating information throughout the document, you will instead be directed to reference a section number where you can find the original information. The first number represents the major section heading and the second number represents the sub-heading.

Key References

DEFINITIONS: Those unfamiliar with terms named in the Code can reference page 22 in the Appendix for quick study.

SPECIFIC RULES BY ROLE: Some positions carry more stringent guidelines based on the nature of the role and the information available to the individual. Personnel with these roles can quickly access the specific rules applicable to them in sections 3.0 through 8.0.

FORMS: If a form is required for a certain activity or policy, you can find it in the Appendix. The Appendix (pages 21 - 32) lists what forms are available and the page numbers to find them.

Additional Resources

Even if you read the Code of Ethics several times over, you may have particular situations or questions that require more explanation. In these instances we strongly encourage you to contact Personal Trade Compliance directly so we may assist you. You may either contact us via:

     PERSONAL TRADING INBOX: An email inbox staffed by our analysts during normal business hours. Describe your inquiry and send your message to personal.trading@ampf.com. We will respond to your message within 24 hours.

     PERSONAL TRADING HOTLINE: If you would rather speak directly with a member of the department, call our hotline at 612-671-5196. If we're unavailable during our normal business hours, leave a message and we'll respond within 4 hours.

NOTE- For personnel of the former J. & W. Seligman & Co, please continue to contact your local compliance representatives for questions.

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

                                TABLE OF CONTENTS

HOW TO USE THIS CODE ......................................................    2
A MESSAGE FROM THE CHIEF COMPLIANCE OFFICER ...............................    4
OVERVIEW ..................................................................    5
   Required Standards of Business Conduct .................................    5
   Fiduciary Principles ...................................................    5
   Basis for Rules ........................................................    6
   Applicability of Rules .................................................    6
   Entities Adopting Code .................................................    6
   Additional Policies ....................................................    6
GENERAL RULES AND REPORTING REQUIREMENTS ..................................    7
   General Rules for All Investment Access Personnel ......................    7
   Reporting Requirements .................................................    8
   Investment Clubs .......................................................    8
   Gifting Securities .....................................................    8
   Unusual Trading Activity ...............................................    9
   Violations or Suspected Violations .....................................    9
   Sanctions ..............................................................    9
RULES BY ROLE: INVESTMENT ACCESS PERSONS ..................................   10
   Investment Access Persons Definition ...................................   10
   Opening a New Account ..................................................   10
   Preclearance of Securities Trades ......................................   11
   Limited Offerings (Private Placements) Preclearance ....................   12
   30 Day Holding Period for Covered Funds ................................   12
   Trading Blackouts for Covered Closed-End Funds .........................   12
RULES BY ROLE: INVESTMENT PERSONNEL .......................................   13
   Investment Personnel Definition ........................................   13
   60 Day Holding Period for Individual Securities ........................   13
RULES BY ROLE: PORTFOLIO MANAGERS .........................................   14
   Portfolio Managers Definition ..........................................   14
   7 Day Blackout Period ..................................................   14
   Preclearance of Covered Fund Trades ....................................   14
   Personal Trading Contrary to Client Account Holdings ...................   15
RULES BY ROLE: RESEARCH ANALYSTS ..........................................   16
   Research Analysts Definition ...........................................   16
   Transaction Priority Expectations ......................................   16
RULES BY ROLE: TRADERS ....................................................   17
   Traders Definition .....................................................   17
   Trading Account Restrictions ...........................................   17
RULES BY ROLE: SATELLITE OFFICE PERSONNEL .................................   18
   Satellite Office Personnel Definition ..................................   18
   7 day Blackout Period ..................................................   18
AMERIPRISE FINANCIAL INSIDER TRADING POLICY ...............................   19
AMERIPRISE FINANCIAL LIMITED CHOICE POLICY ................................   20

APPENDIX ..................................................................   21
   Definitions ............................................................   22
   Securities Reporting List for Investment Access Persons ................   23
   Forms ..................................................................   26

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

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                   A MESSAGE FROM THE CHIEF COMPLIANCE OFFICER

Dear Colleague,

As you are well aware, our industry is built and maintained on the trust of our clients. When scandals and misconduct are reported and that trust is shaken, our industry in addition to our firm suffers. The Code of Ethics is a document designed to give you a guide for your actions that will help uphold that trust.

As a condition of your continued employment or association with RiverSource Investments, LLC ("RiverSource Investments"), which includes offices of the former J. & W. Seligman & Co, (excluding Portland), or Kenwood Capital Management LLC ("Kenwood Capital Management"), you are required to read, understand, and fully comply with this Code of Ethics.

The Code of Ethics covers your personal securities transactions, as well as those of certain of your family members and entities (such as corporations, trusts, or partnerships) that you may be deemed to control or influence. Within the Code, you will find specific rules based on your responsibilities with the firm. Many of these rules and policies are standard within the industry and will likely be familiar if you have worked with other companies similar to RiverSource Investments, J. & W. Seligman & Co. or Kenwood Capital Management, but others may be based on our interpretation of regulatory rules and could differ from your previous experience. Regardless, you must adhere to these rules and policies during your association with the firm.

Appropriate sanctions will be imposed for violations of the Code of Ethics. Sanctions may include suspension of personal trading, financial penalties, disgorgement of trading profits, suspension of employment, and/or termination of employment or association with RiverSource Investments or one of its affiliates. Repeat violations of the Code will result in progressively stronger sanctions.

Ultimately, it is your personal responsibility and accountability to avoid any conduct that could create a conflict, or even the appearance of a conflict, with our clients' interests, or that could damage or erode the trust our clients place in RiverSource Investments or Kenwood Capital Management. This is the spirit of the Code of Ethics. Every person has the absolute obligation to comply with both the letter and the spirit of the Code. Failure to comply with its spirit is just as much a violation as a failure to comply with the written provisions of the Code.

In this regard, you should also be aware that it is impossible for the Code of Ethics to cover every situation you may encounter. In situations that are not specifically covered by the Code we must follow the spirit of the Code. If you are uncertain as to the appropriate course of action you should seek immediate assistance from your leader, Personal Trade Compliance, or the Chief Compliance Officer before acting. Even if the Code of Ethics is silent on a particular matter, it does not authorize conduct that violates the spirit of the Code.

A copy of this Code will be provided to all individuals who are subject to its terms. After you receive and review the Code, you must certify that you have received, read and understand the document and agree that you are subject to it and will comply with it. You are also required to provide similar certifications annually and/or whenever the Code is amended.

All of us play an important role in maintaining the integrity of our industry and the trust of our clients. Thank you for your commitment to uphold these principles through the work you do everyday.

Sincerely,


/s/ Jennifer Lammers
Jennifer Lammers
Chief Compliance Officer
RiverSource Investments

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

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SEC. 1.0 - OVERVIEW

1.1 - Required Standards of Business Conduct

Under this Code of Ethics, all supervised persons of RiverSource Investments (which includes personnel associated with the former J. & W. Seligman & Co,) and Kenwood Capital Management, which may include persons who are employees or associated persons of Ameriprise Financial, Inc. ("Ameriprise Financial"), must comply with Ameriprise Financial's standards of business conduct. These standards are the following:

     - You must comply with all applicable laws and regulations including the federal securities laws

     -    You must comply with our fiduciary obligations;

     -    You must comply with this Code of Ethics;

The above standards apply to everyone, at all levels of the organization. Following applicable laws and regulations is mandatory and is not subject to business priorities or individual choices.

Under this Code of Ethics you have a duty to promptly report any violation or apparent violation of the Code of Ethics to the Chief Compliance Officer or Personal Trade Compliance. This duty exists whether the violation or apparent violation is yours or that of another associated person. Retaliation against individuals who report violations or apparent violations of the Code in good faith is not permitted. Any associated person who violates the Code is subject to sanctions, however, self-reporting of violations will be considered as a mitigating circumstance and potentially could lesson the severity of the sanction.

1.2 - Fiduciary Principles

The Investment Advisers Act of 1940 imposes a fiduciary duty on an investment adviser to act in utmost good faith with respect to clients, and to provide full and fair disclosure of all material facts, particularly where the adviser's interests may be in conflict with the client's. The adviser has a duty to deal fairly and act in the best interests of its clients at all times. The following fiduciary principles govern your activities and the interpretation/administration of these rules:

          - The interests of our advised and sub-advised account clients (including Mutual Fund shareholders) must be placed first at all times.

          - All personal trading transactions must be conducted consistent with the rules contained in this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

          - You should never use your position with the company, or information acquired during your employment, in your personal trading in a manner that may create a conflict - or the appearance of a conflict - between your personal interests and the interest of the company or its customers and clients. If such a conflict or potential conflict arises, you must report it immediately to Personal Trade Compliance either through the hotline or email inbox.

          - Company personnel should not take inappropriate advantage of their positions.

In connection with providing investment management services to clients, this includes prohibiting any activity which directly or indirectly:

          -    Defrauds a client in any manner;

          - Misleads a client, including any statement that omits material facts;

          -    Operates or would operate as a fraud or deceit on a client;

          -    Functions as a manipulative practice with respect to a client;
               and

          -    Functions as a manipulative practice with respect to securities.

These rules do not identify all possible conflicts of interest, and literal compliance with each of the specific provisions of this Code of Ethics will not shield company personnel from liability for personal trading or other conduct that is designed to circumvent its restrictions or violates a fiduciary duty to our clients.

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

1.3 - Basis for Rules

The rules and procedures that apply to personal trading for Investment Access Persons are derived from securities and investment laws, rules, regulatory guidelines and corporate policies:

               -    Securities and Exchange Commission (SEC)

               -    Financial Industry Regulatory Authority (FINRA)

               -    Securities Act of 1933

               -    Securities Exchange Act of 1934

               -    Investment Company Act of 1940 (Rule 17j-1)

               -    Investment Advisers Act of 1940 (Rule 204A-1)

               -    Insider Trading and Securities Fraud Enforcement Act of 1988

               - Investment Company Institute (ICI) Guidelines to Industry on Personal Investing

1.4 - Applicability of Rules

These rules apply to securities trading in which you have a beneficial ownership. Beneficial ownership includes accounts held in the name of any of the following individuals:

-    You

-    Your spouse/partner

-    Financially dependent members of your household

In addition, these rules apply to the following types of account ownerships if any of the individuals listed above:

-    Is a trustee or custodian for an account (e.g., for a child or parent)

- Exercises discretion over an account via a power of attorney arrangement or as an executor of an estate after death

-    Participates in an investment club

- Has another arrangement where they give advice and also have a direct or indirect ownership (e.g. treasurer of an outside organization).

1.5 - Entities Adopting Code

In addition to RiverSource Investments, LLC and Kenwood Capital Management LLC the entities adopting this code include the RiverSource mutual funds (both retail and variable portfolio funds), Ameriprise Certificate Company, Ameriprise Financial Services, Inc. (in its capacity as underwriter to Ameriprise Certificate Company), RiverSource Distributors, Inc. (in its capacity as underwriter to the RiverSource Mutual funds), Seligman Mutual Funds, Tri-Continental Corporation, Seligman LaSalle International Real Estate Fund, Inc. and Seligman Select Municipal Fund, Inc. (J. & W. Seligman & Co., Inc.)

NOTE: FOR MEMBERS SERVING ON THE BOARD OF DIRECTORS FOR ANY OF THE ENTITIES LISTED ABOVE, THIS CODE OF ETHICS ONLY APPLIES TO INTERESTED DIRECTORS OF THE ENTITIES. INDEPENDENT DIRECTORS ARE COVERED UNDER CODES SPECIFIC TO THEIR INDIVIDUAL ENTITIES.

1.6 - Additional Policies

Supervised persons of RiverSource Investments (which includes personnel associated with the former J. & W. Seligman & Co,) and Kenwood Capital Management must also comply with other company policies and not contained in this Code of Ethics that promote fair and ethical standards of business conduct. These policies include the Ameriprise Financial Code of Conduct, the RiverSource Gifts and Entertainment Policy,

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com
the Insider Trading Policy, the Privacy Policy and the Portfolio Holdings Disclosure Policy. Copies of these policies are available through Inside.

SEC. 2.0 - GENERAL RULES AND REPORTING REQUIREMENTS

2.1 - General Rules for All Investment Access Personnel

THESE GENERAL RULES, ALONG WITH THE PROCEDURES CONTAINED IN THE REST OF THIS DOCUMENT, MUST ALWAYS BE FOLLOWED:

INVESTMENT LAWS

     1. No misuse of material non-public information relating to any securities or Mutual Funds, including information relating to portfolio holdings or pricing. Refer to the Insider Trading Policy document for more detail.

     2. No front-running. This involves an individual taking advantage of non-public information about imminent trading activity in our Mutual Funds or other advised accounts by trading in a security before the fund or advised account does. YOU ARE NOT ALLOWED TO TRADE IN A PARTICULAR SECURITY AHEAD OF, OR AT THE SAME TIME AS, YOUR CLIENTS' ACCOUNTS.

     3. No market timing (short-term trading) in shares of Mutual Funds or other pooled vehicles. This prohibition applies across all accounts in which you have a beneficial interest. Market timing practices are frequent trading practices by certain shareholders intended to profit at the expense of other shareholders by selling shares of a fund shortly after purchase. Market timing may adversely impact a fund's performance by preventing the investment manager from fully investing the assets of the fund, diluting the value of shares held by long-term shareholders, or increasing the fund's transaction costs.

COMPANY TRADING POLICIES

     1.   No purchasing of initial public offerings (IPOs).

     2. No direct trades with broker/dealers' trading desks or non-retail relationships with broker/dealers.

     3. No speculative trading of Ameriprise Financial stock, which is characterized by multiple transactions in a short period of time, transactions in "put" or "call" options, short sales or similar derivative transactions. This includes soliciting speculative trades in Ameriprise Financial securities or offering or soliciting an opinion on Ameriprise Financial stock.

FAIRNESS AND TRANSPARENCY

     1. No preferential treatment from other brokerage firms due to the Investment Access Person's employment by or association with Ameriprise Financial.

     2. No use of Ameriprise Financial's name (or the name of any of its subsidiaries) to obtain a better price from a broker who is a market maker in the security being traded.

     3. When engaging in a personal securities transaction, an Investment Access Person shall always place the interests of clients first and avoid any actual or potential conflict of interest or abuse of his or her position. This includes using best judgment in giving investment advice to clients and not taking into consideration the Investment Access Person's own personal financial situation or interests in doing so.

ADDITIONAL RULES

     1. Required forms must be filled out completely, accurately and on a timely basis. This includes annual and quarter end reports.

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

     2. Additional rules are applicable to Investment Access Persons who fall within one or more of the following categories of personnel:
          Investment Personnel, Portfolio Managers, Research Analysts, Satellite Office Personnel or Traders. These rules will be described in the "Rules by Role" in Sections 3.0 through 8.0.

2.2 - Reporting Requirements

All personal securities trading activities (e.g., stocks, options, bonds, Covered Fund shares), whether bought or sold, must be reported, with the exception of such things as money market mutual funds and certificates of deposit. A chart indicating which transactions must be reported is located in the Appendix. You must report activity involving securities trading in which you have a BENEFICIAL OWNERSHIP as defined in Section 1.4.

     1. Initial Holdings Disclosure: New Investment Access Persons must disclose all brokerage accounts with certain securities holdings in which they have a beneficial interest, as indicated in the chart on pages 23-25 of this Code. All new Investment Access Persons will receive a copy of the Code of Ethics that applies to them and that includes an Initial Personal Account and Holdings Disclosure form. This document must be returned to Personal Trade Compliance H26/1880 ( or for personnel associated with the former J. & W. Seligman & Co,,returned to your local compliance representative) within 5 days of becoming an Investment Access Person. An example of this form is located in the Appendix on page 31.

     2. Annual Certification and Annual Holdings Disclosure: Investment Access Persons are required to submit an annual accounts and holdings certification form. This form allows the individual to update the brokerage accounts and certain securities holdings in which they have a beneficial interest based on changes that may have occurred during the year.

     3. Quarterly Reporting and Certification: Investment Access Persons must also disclose executed securities transactions outside of a previously reported and approved brokerage account or transactions in Covered Funds on a quarterly basis. You must return the quarterly reporting form to Personal Trade Compliance within 30 calendar days of the last day of the quarter. You must also certify quarterly that you have complied with the provisions of this Code of Ethics relating to transactions in Covered Funds.

FAILURE TO COMPLETELY AND ACCURATELY DISCLOSE BROKERAGE & COVERED FUND ACCOUNTS, HOLDINGS AND QUARTERLY NON-BROKERAGE ACTIVITY BY THE TIME FRAMES SPECIFIED BY PERSONAL TRADE COMPLIANCE IS A VIOLATION OF THE CODE AND MAY RESULT IN SANCTIONS, WHICH INCLUDES POSSIBLE TERMINATION.

2.3 - Investment Clubs

There is no prohibition against joining an investment club. However, the account must be held at one of the limited choice brokers, Ameriprise Brokerage, Schwab or Merrill Lynch, unless the club has been granted an exception from compliance.

Investment Access Persons who are members of investment clubs are required to preclear club transactions. Execution of non-precleared trades made by club members will result in a violation for the Investment Access Person. When FORMING OR JOINING AN INVESTMENT CLUB, provide the following to Personal Trade Compliance (or for personnel associated with the former J. & W. Seligman & Co,to your local compliance representative):

     -    a copy of the Brokerage Account Notification Form (see Appendix, page
          30)

     -    a copy of your investment club's bylaws

     - a list of the members in the club and an indication if any members are employees, independent contractors or associated persons of Ameriprise Financial. Please include the individual's employee, Advisor, or contractor identification number.

2.4 - Gifting Securities

If you gift securities to a NON-PROFIT ORGANIZATION, please provide the following information in writing prior to making the gift, to Personal Trade
Compliance:

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

     -    the name of the organization to which you are giving the securities

     -    a description of the security and the number of shares being given

     -    the day you intend to buy the security (if not already owned)

     - the day you intend to give the securities (if the gift was not actually given on the day intended, please inform Personal Trade Compliance)

Preclearance is not necessary for a gift to a non-profit organization, and the 60-day and 7-day rules do not apply.

For gifting securities to a for-profit organization or to an individual or trust, the preclearance and 7-day rules do apply if you are purchasing the securities you intend to give. The 60-day rule does not apply should the donor of the gift choose to sell the security. You will need to report the transaction on the quarterly certification form.

2.5 - Unusual Trading Activity

The Personal Trade Committee and your department head review your personal trading activity regularly. We may ask to review specific transactions with you or your broker if clarification is necessary. You may also be asked to supply compliance with a written or oral explanation of your personal trade(s). Examples of situations that may require explanation include, but are not limited to:

     -    violations of personal trading rules

     - trades in a security shortly before RiverSource Investments or Kenwood Capital Management trades in the same security on behalf of a client

     -    patterns of personal trading that are similar to your clients' trading

     - significant changes in trading volume or consistently excessive trading volume

     -    patterns of short-term, in and out trading

     -    significant positions in illiquid securities

     - a number of associated persons trading in the same security in the same time frame

In addition to the above, frequent trading activity is strongly discouraged. Although no set limit of trades during a period of time is expressly stated by the firm, Investment Access Persons should understand they may come under scrutiny for frequent trading activity, which could result in corrective measures if the activity is deemed especially excessive.

2.6 - Violations or Suspected Violations

If the Chief Compliance Officer, or their delegate becomes aware of a violation or suspected violation of the Code as a result of such review, the Chief Compliance Officer, or their delegate, shall take whatever steps deemed necessary to enforce the provisions of the Code.

A person charged with a violation of the Code may request to appear before the person or persons enforcing the Code and to respond to all charges, orally or in writing.

2.7 - Sanctions

Sanctions will be imposed for violations of this Code. These sanctions are communicated via violation letters and may vary depending on the severity of the violation, if a record of previous violations exists and/or the violation was self-reported. Examples of potential sanctions include (but are not limited to):

- a written reminder about the rules (with a copy to the individual's manager)

- notification to your broker to freeze your account from any buy-side trading, allowing only transfers and liquidations.

-    suspension of all personal trading for a specific period of time

-    forfeiture of profits

-    monetary fine

- negative impact on the individual's bonus or other compensation and or performance rating

-    termination

A written record of each violation and sanction is maintained by compliance.

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

SEC. 3.0 - RULES BY ROLE: INVESTMENT ACCESS PERSONS

THE FOLLOWING RULES APPLY TO ALL INVESTMENT ACCESS PERSONS

3.1 - Investment Access Persons Definition

Supervised persons of RiverSource Investments (which includes personnel associated with the former J. & W. Seligman & Co,) and Kenwood Capital Management and other persons who are employees or associated persons of Ameriprise Financial, who (i) have access to nonpublic information regarding the purchase or sale of securities by RiverSource Investments' or Kenwood Capital Management's clients or non public information regarding the portfolio holdings of Covered Funds (defined on page 22), (ii) are involved in making securities recommendations to, or purchasing or selling securities for, RiverSource Investments' or Kenwood Capital Management's clients, or (iii) who have access to RiverSource Investments' or Kenwood Capital Management's recommendations that are nonpublic. A "supervised person" includes any partner, officer, director (or other person occupying a similar status or performing similar functions), or an employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.

These individuals meet one or more of the following criteria:

     1. Have access to information regarding impending purchases or sales of portfolio securities for any account owned or managed.

     2. Have access to information on the holdings or transactions of Covered Funds advised by or sub-advised by RiverSource Investments or Kenwood Capital Management, or for which an affiliate of RiverSource Investments or Kenwood Capital Management serves as principal underwriter, within 30 days of the date of the holdings or transaction activity.

     3. Have access to RiverSource Investments' or Kenwood Capital Management's investment research and recommendations.

     4. Work in the RiverSource Investment Department, including, but not limited to, the following locations: Minneapolis, Boston, Cambridge, Los Angeles, Palo Alto / Menlo Park and New York.

     5.   Participate in the investment decision-making process.

     6. Have a specific role which compels Investment Access Person status, such as the member of a staff group that provides ongoing audit, compliance, or legal support to money management businesses.

     7. Have been designated as an Investment Access Person for any other reason, such as working on a project where you have access to investment information.

The definition of Investment Access Person does not include certain senior executives of Ameriprise Financial, Inc. who have been determined by Asset Management Compliance to not have access to nonpublic information relating to securities trading activities of RiverSource Investments or Kenwood Capital Management.

3.2 - Opening a New Account

Investment Access Persons who wish to open a new account for securities trading must use one of the three approved firms (Ameriprise, Schwab or Merrill) as detailed in Limited Choice Policy in Section 10.0. After opening the account, the Investment Access Person must complete and return a Brokerage Account Notification form (BAN form) PRIOR to the first trade being placed in the account. A copy of the BAN form is available in the Appendix on page 30.

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

3.3 - Preclearance of Security Trades

You MUST obtain prior approval - known as preclearance - when trading in any of the investment vehicles indicated on the "Securities Reporting and Preclearance Chart" (see pages 23-25) unless the investment meets the DEMINIMUS RULE.

Qualifications for Deminimus Rule:

     - A "small trade," defined as $10,000 or less of S&P 500 securities or ten option contracts in S&P 500 securities.

     - May only place one "small trade" in the same security in a 7 day-window.

     - If additional small trades in the same security within the 7 day-window are desired, you must request preclearance.

THE DEMINIMUS RULE MAY BE TEMPORARILY SUSPENDED DURING CERTAIN MARKET CONDITIONS OR WHERE OTHERWISE NECESSARY IN THE VIEW OF PERSONAL TRADE COMPLIANCE. IN THESE CASES, A NOTIFICATION WILL BE SENT TO INFORM YOU OF THE RULE'S SUSPENSION AND REINSTATEMENT.

"Small trades" placed that do not conform to the above qualifications will result in a violation of the policy.

NOTE:

     - EVEN IF YOU RECEIVE PRECLEARANCE, YOU CANNOT BE ASSURED THAT YOU HAVE NOT VIOLATED THE CODE.

     - RECEIVING PRECLEARANCE DOES NOT EXCLUDE YOU FROM OTHER PERSONAL TRADING RULES INCLUDED IN THIS CODE.

     - IN ALL THE CASES THAT FOLLOW, PRECLEARANCE IS GOOD ONLY FOR THE DAY IT IS GIVEN.

If you are subject to preclearance, then you must preclear trades in all accounts in which you have a beneficial ownership. For example, if your spouse is planning a trade in his/her account, you are responsible for following the preclearance procedures prior to the transaction being placed.

When requesting preclearance, you must follow these procedures:

          Requesting Preclearance via email:

          On the day you intend to trade a security requiring preclearance, send an email to PRECLEARANCE@AMPF.COM and include the following information:

                    -    The type of trade (buy, sell, short sell, etc.)

                    -    The name and ticker of the security

                    -    Brokerage firm name

                    - For Fixed Income Analysts, you must also indicate if your equity trade request is opposite your bond rating for a particular issuer.

          You will receive a response via email indicating whether you have been approved or denied.

          Please Note: Personnel of the former J. & W. Seligman & Co, should continue to request preclearance through the iTrade system until further notice.

          Requesting Preclearance via fax:

          If requesting preclearance using the form, please complete Section A of the Preclearance Form on page 30 and fax it to the preclearance group at (612) 678-0150. The preclearance group will complete Section B of the preclearance form and fax it back to you.

          After Hours Trading (On-line):

          When trading through an on-line account you have until midnight the day you are granted preclearance to ENTER your trade. When routing your preclearance form to Personal Trade Compliance, please attach a copy of your electronic confirmation from your broker showing that the trade was entered on the day preclearance was given. The trade then needs to be executed no later than the next business day. We will not consider the trade in good form unless both documents are submitted.

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

         Local approval process necessary for individuals in the Los Angeles and Kenwood offices - An additional level of preclearance approval is required in the Los Angeles and Kenwood offices before executing a trade because of unique considerations with the investment activities of these offices.

3.4 - Limited Offerings (Private Placement) Preclearance - Equity and Fixed
Income

All Investment Access Persons need to obtain approval to invest in any Limited Offerings (private placements, including hedge funds), i.e., a security not offered to the general public. Approvals must be obtained in writing from your immediate leader and Personal Trade Compliance PRIOR to investing.

          How to obtain approval:

          Write an explanation of the investment and submit the request to your leader. Required information you must include in your request:

               -    the nature of the investment

               -    how you were solicited

               -    approximate dollar amount you are planning to invest

               - whether or not the opportunity was being offered to any client accounts

               - whether the security is likely to be purchased by a client account in the future

In considering whether to make a request, consider whether your investment might create a conflict with a business interest of RiverSource Investments, Kenwood Capital Management or any of their affiliates.

Your leader will approve or reject your request, and return the request to you. If approval is granted, send the request via Lotus Notes message to Private Placement Preclearance. YOU CANNOT ENTER INTO THE PROPOSED TRANSACTION WITHOUT APPROVAL FROM PERSONAL TRADE COMPLIANCE.

Please Note: Personnel of the former J. & W. Seligman & Co, should request approval from their leader and return the request to their local compliance representative who will approve or deny the transaction. If approval is granted by your local compliance representative they will send the request to Personal Trade Compliance for final approval. YOU CANNOT ENTER INTO THE PROPOSED TRANSACTION WITHOUT APPROVAL FROM PERSONAL TRADE COMPLIANCE.

3.5 - 30 Day Holding Period for Covered Funds

No Investment Access Person may sell shares of a Covered Fund, including Covered Closed-End Funds (defined on page 22) held for LESS THAN 30 CALENDAR DAYS.

You must wait until calendar day 31 (TRADE DATE + 30) to sell or redeem all or part of your position in a Covered Fund. This prohibition applies across all accounts in which you have a beneficial interest (so that you cannot buy shares of a Covered Fund in one account and sell them from another account within 30 days, unless the transactions fall within the exceptions set forth below).

WHEN CALCULATING THE 30-DAY HOLDING PERIOD, YOU MUST USE THE LAST-IN, FIRST-OUT
(LIFO) METHOD. We use LIFO for two main reasons:

     - the purpose of the rule is to discourage market timing. A first-in, first-out (FIFO) or specific identification method could enable short-term trading.

     - application of a method other than LIFO could be very cumbersome and time-consuming.

As a reminder, Investment Access Persons are prohibited from engaging in market timing (short-term trading) in shares of any Mutual Fund or other pooled vehicles and must comply with the holding period policy established by any Mutual Fund held, even though the Mutual Fund may not be a Covered Fund. Please see the Mutual Fund's prospectus for further information.

3.6 - Trading Blackouts for Covered Closed-End Funds

Purchases and sales of any Covered Closed-End Fund (defined on page 22) are prohibited during the blackout period. The blackout period is defined as:

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

          - Opening on the Announcement Date of the associated Covered Closed-End Fund

          -    Closing the day after the Regulation FD filing is made

SEC. 4.0 - RULES BY ROLE: INVESTMENT PERSONNEL

IN ADDITION TO BEING SUBJECT TO THE RULES DESCRIBED FOR INVESTMENT ACCESS PERSONS IN SECTION 3.0, INVESTMENT PERSONNEL ARE SUBJECT TO THE FOLLOWING SPECIFIC RULES.

4.1 - Investment Personnel Definition

Investment Personnel are Research Analysts, Traders and Portfolio Managers, Fixed Income Sector Team Leaders or Sector Team Managers, Chief Administrative Officer, Executive Vice President - Fixed Income and the Chief Investment Officer.

4.2 - 60 Day Holding Period for Individual Securities

Profiting from short-term trading is prohibited. Investment Personnel may not buy, then sell (or sell short, then cover the short) the same securities (or equivalent) within 60-calendar days, WHILE REALIZING A GAIN. You must wait until calendar day 61 (TRADE DATE + 60) to trade out of your position if you will be making a profit. WHEN CALCULATING THE 60-DAY HOLDING PERIOD, YOU MUST USE THE LAST-IN, FIRST-OUT (LIFO) METHOD. We use LIFO for two main reasons:

     - the purpose of the rule is to discourage market timing. A first-in, first-out (FIFO) or specific identification method could enable short-term trading.

     - application of a method other than LIFO could be very cumbersome and time-consuming.

Reminder: "Small Trades" that qualify for the deminimus rule are not subject to the 60-Day holding period restriction. For details on the qualifications for a deminimus rule trade, please refer to Section 3.3 on page 11.

THIS RULE APPLIES TO AMERIPRISE FINANCIAL STOCK EVEN THOUGH TRANSACTIONS IN AMERIPRISE STOCK DO NOT REQUIRE PRECLEARANCE UNDER THIS CODE.

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

SEC. 5.0 - RULES BY ROLE: PORTFOLIO MANAGERS

IN ADDITION TO BEING SUBJECT TO THE RULES DESCRIBED FOR INVESTMENT ACCESS PERSONS (SECTION 3.0) AND INVESTMENT PERSONNEL (SECTION 4.0), PORTFOLIO MANAGERS ARE SUBJECT TO THE FOLLOWING SPECIFIC RULES.

5.1 - Portfolio Managers Definition

Portfolio Managers are individuals with direct responsibility and authority over investment decisions affecting any account owned or managed. This includes associate portfolio managers or analysts who act in a portfolio management capacity.

5.2 - 7 Day Blackout Period

Portfolio managers are not allowed to buy or sell a security during the seven-day blackout period:

- trade date less seven calendar days BEFORE and trade date plus seven calendar days AFTER a fund or account they manage trades in that same (or equivalent) security. This means a PORTFOLIO MANAGER MUST WAIT UNTIL CALENDAR DAY 8 to trade the security.

This rule includes:

     -    all individual portfolio trades as well as

     -    program trades

However, it does NOT include:

     -    non-discretionary trades made by the client

     - portfolio trades that are executed in "patterned" portfolios based on pre-determined criteria (e.g., cash level monitoring, dividend reinvesting, portfolio rebalancing) or

     - program trades initiated in response to inflows/outflows where the increase/decrease in the individual position is less than 10 basis points of the portfolio.

Additionally, "Small Trades" that qualify for the deminimus rule are not subject to the 7 Day blackout. For details on the qualifications for a deminimus rule trade, please refer to Section 3.3 on page 11. However, as a reminder, you have a fiduciary duty to act in utmost good faith with respect to clients, by dealing fairly and acting in their best interests at all times. Trades entered via the deminimus rule will be reviewed regularly and if found in conflict with this fiduciary duty, may result in a suspension of the rule and/or sanctions.

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

5.3 - Preclearance of Covered Fund Trades

Equity portfolio managers (including associate portfolio managers), fixed-income sector leaders and fixed income sector managers must obtain prior approval - known as preclearance - when buying or redeeming or otherwise trading in shares of any Covered Fund (defined on page 22) FOR WHICH THE PORTFOLIO MANAGER, SECTOR LEADER'S OR SECTOR MANAGER'S TEAM MANAGES AT LEAST PART OF THE PORTFOLIO. The Executive Vice President-Fixed Income and the CIO must obtain preclearance when trading in shares of any Covered Fund. Approvals must be obtained in writing from Personal Trade Compliance PRIOR to investing.

          How to obtain approval:

          Write an explanation of the investment and submit the request to Personal Trade Compliance by sending a Lotus Notes message to "preclearance." Included in the request should be an explanation of:

                    -    The Covered Fund you intend to purchase or sell

                    -    The date of your last transaction in the Covered Fund

                    - Your certification that the transaction will not result in a 30-day holding period violation in any accounts where you have a beneficial interest.

                    - Your certification that the transaction will not result in the use of material non-public information relating to the portfolio contents or pricing of the Covered Fund.

Personal Trade Compliance will respond to you and confirm in writing whether you have approval.

Please note: Personnel of the former J. & W. Seligman & Co, should request approval from their local compliance representative by providing them with the information listed above.

Exceptions:

     1. AUTOMATIC INVESTMENT AND WITHDRAWAL PROGRAMS - Automatic investment and withdrawal programs such as payroll deduction programs are subject to the Covered Fund preclearance requirement only at the time such a program is established or modified.

               a. When setting up an automatic investment program please include the specific information with your initial preclearance request.

5.4 - Personal Trading Contrary to Client Account Holdings

Portfolio Managers are prohibited from engaging in the short sale of a security if AT THE TIME OF THE TRANSACTION, any fund or account they manage has a long position in that same security.

In addition, Portfolio Managers are prohibited from engaging in buying a security personally if AT THE TIME OF THE TRANSACTION, they are short that position in any fund or account they manage.

Reminder: "Small Trades" that qualify for the deminimus rule are not subject to this restriction. For details on the qualifications for a deminimus rule trade, please refer to Section 3.3 on page 11.

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

SEC. 6.0 - RULES BY ROLE: RESEARCH ANALYSTS

IN ADDITION TO BEING SUBJECT TO THE RULES DESCRIBED FOR INVESTMENT ACCESS PERSONS (SECTION 3.0) AND INVESTMENT PERSONNEL (SECTION 4.0), RESEARCH ANALYSTS ARE SUBJECT TO THE FOLLOWING SPECIFIC RULES.

6.1 - Research Analyst Definition

Research Analysts are individuals who are responsible for making new investment recommendations or changes in recommendations.

6.2 - Transaction Priority Expectations

Research Analysts must conduct their personal trading activities in a manner such that transactions for an analyst's customers, clients, and employer have priority over transactions in securities or other investments of which he or she is the beneficial owner. In order to clarify how Research Analysts should comply with this requirement, please note the following:

- Analysts should not trade a security in their own account if they anticipate issuing a new recommendation or changing an existing recommendation on that same security.

- Analysts should not trade in a particular security in their own account for a period of 2 business days after your written recommendation with regard to that security is disseminated through Vision, Blackrock or by other means.

- Analysts should not trade in a security for their own account contrary to their current recommendation or rating with respect to the same security.

Note: In requesting preclearance, Fixed Income Analysts must indicate if their equity trade request is opposite their bond rating for a particular issuer.

Exceptions:

     1. PERSONAL TRADES CONTRADICTORY TO RATINGS: If you need to make a personal trade that contradicts your official rating or recommendation in Vision, Blackrock Solutions or other system of record, you are required to send an exception request to Personal Trade Compliance in accordance with the procedures described below prior to making the trade. This policy also applies to option writing and other forms of derivatives (including covered calls).

               How to obtain approval:

               1. Send an email to your direct leader to obtain approval of your proposed trade. Your leader should "Reply with History" when approving your proposed trade. Information that must be included in the request to your leader.

                         -    Security you wish to trade

                         -    Buy or Sell

                         - Why you want to trade the security contradictory to your official rating

                         - Why you think the security should remain the way you have rated it in the system of record for the portfolio

                         - Your certification that the transaction will not result in the use of material non-public information

               2. Obtain approval of the proposed trade from the Portfolio Manager(s) or the appropriate Sector Leader(s) you support. Forward the original email with your leader's approval and ask the Portfolio Manager or Sector Leader to Reply with History when approving.

               3. Forward the email chain with your leader's and Portfolio Manager's/Sector Leader's approval to Personal Trade Compliance by sending a Lotus Notes message to Personal Trading (or local compliance representative for employees in New York or Palo Alto). Upon receipt of all necessary documentation, compliance will then confirm in writing whether you can engage in your transaction.

     DO NOT EXECUTE THE TRANSACTION PRIOR TO RECEIVING A FINAL APPROVAL NOTICE FROM PERSONAL TRADE COMPLIANCE.

     2. "SMALL TRADES" THAT QUALIFY FOR THE DEMINIMUS RULE ARE NOT SUBJECT TO THIS RESTRICTION. For details on the qualifications for a deminimus rule trade, please refer to Section 3.3 on page 11.

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

SEC. 7.0 - RULES BY ROLE: TRADERS

IN ADDITION TO BEING SUBJECT TO THE RULES DESCRIBED FOR INVESTMENT ACCESS PERSONS (SECTION 3.0) AND INVESTMENT PERSONNEL (SECTION 4.0), TRADERS ARE SUBJECT TO THE FOLLOWING SPECIFIC RULES.

7.1 - Traders Definition

Traders include all traders and trading assistants, fixed income sector team leaders, New York office traders and sector team managers.

7.2 - Trading Account Restrictions

The following additional rules apply to Traders. These rules are designed to help ensure that personal trading activities avoid the actual or potential appearance of a conflict.

-    Traders may not trade in brokerage firm stocks for their own accounts.

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

SEC. 8.0 - RULES BY ROLE: SATELLITE OFFICE PERSONNEL

IN ADDITION TO BEING SUBJECT TO THE RULES DESCRIBED FOR INVESTMENT ACCESS PERSONS (SECTION 3.0) AND INVESTMENT DEPARTMENT PERSONNEL (SECTION 4.0), SATELLITE OFFICE PERSONNEL ARE SUBJECT TO THE FOLLOWING SPECIFIC RULES.

8.1 - Satellite Office Personnel Definition

Satellite Office Personnel include personnel in any investment management office of RiverSource Investments outside Minneapolis, MN or New York, NY. As of November 15, 2008, Satellite Office Personnel include personnel in the following offices:

     -    Los Angeles and Palo Alto / Menlo Park CA

     -    Boston and Cambridge, MA

     - Portland (NOTE- Office personnel in Portland will be governed under the "Retail Access" Code of Ethics as opposed to this document).

8.2 - 7 Day Blackout Period

The 7-day blackout rule (previously described in Section 5.2) applies to all personnel in RiverSource Investments' satellite offices. NOTE THAT THIS PROCESS DOES NOT TAKE THE PLACE OF THE STANDARD PRECLEARANCE PROCESS BUT IS IN ADDITION TO PRECLEARANCE.

In the case of Satellite Office Personnel, the 7-day blackout period applies to all trades conducted by the respective satellite office within a 7-day window before or after the Satellite Office Person makes (or intends to make) a personal trade.

Tips for Looking Back 7 Days to Avoid a Potential Violation:

To avoid a potential violation, each time a Satellite Office Person wants to make a personal trade, he or she should check with compliance to make sure there has been no trading in the security for a portfolio or advised account (for that particular office) in the past 7 days. If there has been a trade in the past 7 days and the Satellite Office Person proceeds to trade prior to the 8th calendar day, this trade will be considered a violation.

Tips for Looking Ahead 7 Days to Avoid a Potential Violation:

To avoid a potential violation, we recommend that the Satellite Office Person communicate with each Portfolio Manager about the potential trade to determine whether the Portfolio Manager anticipates any activity in that security in the next 7 days within the portfolio. When a Satellite Office Person's personal trade occurs within the 7-day window before a trade in a security of the same name for a portfolio or advised account, this will be flagged as a potential violation. Compliance will then determine from the Portfolio Manager whether the individual who conducted the personal trade was privy to the information about the impending advised account trade. The accountability will be on the Satellite Office Person to explain why the personal trade should not be considered a violation.

Reminder: "Small Trades" that qualify for the deminimus rule are not subject to this restriction. For details on the qualifications for a deminimus rule trade, please refer to Section 3.3 on page 11.

If you have any questions about the process, contact your compliance representative.

8.3 - Personal Trading Contrary to Client Account Holdings

Satellite Office Personnel are subject to this restriction detailed in Section
5.4 on page 15.

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

SEC. 9.0 - AMERIPRISE FINANCIAL INSIDER TRADING POLICY

Ameriprise Financial prohibits any associated person from trading on the basis of or otherwise misusing material non-public ("inside") information. A quick summary of the policy is available below, but you are encouraged to reference the full policy document.

9.1 - What is "Insider Trading?"

Insider trading is generally understood as the practice of an individual trading securities while in possession of material, nonpublic information regarding those securities. Knowing the information has not been made public, the "insider" uses the information to their own trading advantage, placing other investors at a disadvantage since they did not have the opportunity to view the information at the same time.

The securities laws make it unlawful for any person, while in the possession of material nonpublic information, to trade or to recommend trading in securities, or to communicate the material nonpublic information to others.

9.2 - What is "material, nonpublic information?"

Information is "material" if its dissemination is likely to affect the market price of any of the company's or other issuers' securities or is likely to be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade in such securities.

Examples include:

     -    Dividend or earnings expectations;

     -    Changes in previously released earnings estimates;

     - Proposals or agreements involving a joint venture, merger, acquisition, divestiture;

     -    New products or services;

     -    Criminal indictments, civil litigation or government investigation;

     -    Competitive developments within the marketplace

Material information may be obtained by accident, from others in social situations, business gatherings, overheard conversations, misplaced documents and tips from insiders or other third parties, in addition to being directly provided by the company to key individuals with a "need to know."

Non-public information is information that has not been made available to investors generally. Information can become public through disclosure in a national business and financial wire service, by a news service, or in a publicly disseminated disclosure document sufficient to consider the information generally available. The circulation of rumors or "talk on the street," even if accurate and widespread is not considered public disclosure.

9.3 - Criminal and Civil / Regulatory Sanctions

Penalties for misusing material nonpublic information are severe. Depending on the circumstances, the associated person involved, his or her supervisor, Ameriprise Financial's principals, officers, directors, other supervisory personnel and the firm itself could all face substantial regulatory, civil and criminal sanctions.

If you are uncertain as to whether the information you possess is material nonpublic information, you should immediately contact Legal. Pending a final determination in consultation with Legal, the information should be treated as material nonpublic information that cannot otherwise be communicated to any other person or misused.

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

SEC. 10.0 - AMERIPRISE FINANCIAL LIMITED CHOICE POLICY

In order to comply with SEC expectations concerning the monitoring of trading activity within Investment Access Person accounts, Ameriprise Financial implemented a "limited choice" policy which dictates where certain types of securities must be held and traded.

10.1 - Limited Choice Brokers

Unless you have an exception approved by Personal Trade Compliance, your personal securities must be held and trading must be conducted through one of three brokers - Ameriprise Financial Brokerage, Charles Schwab, or Merrill Lynch.

10.2 - Opening New Accounts

You must immediately report any new accounts opened by completing the following steps:

     1. Complete the Brokerage Account Notification Form in the Appendix on page 30 and return it to Personal Trade Compliance, H26/1880. Failure to properly carry out this notification process may result in a sanction.

     2. Notify your broker of your association with Ameriprise Financial. You are responsible for notifying your broker that you are affiliated with or employed by a broker/dealer, and ensuring that Personal Trade Compliance is provided with duplicate statements and confirmations for your account(s).

10.3 - Types of Securities Subject to the Limited Choice Policy

To gain a better understanding of what types of securities subject to the policy, please see the chart located in the Appendix on pages 23 through 25.

If you maintain a brokerage account outside of the limited choice brokers (Ameriprise Financial, Merrill Lynch, or Schwab) that holds securities subject to the limited choice policy, you have the following options:

     1. You may transfer the subject holdings to a like-ownership account at one of the approved brokers.

     2. You may liquidate the subject holdings (subject to the requirements in the Code) and either hold the proceeds as cash or reinvest in non-subject securities.

     3.   You may apply for an exception.

10.4 - Exceptions

Exceptions to the limited choice policy of conducting personal trading through one of the three authorized brokers - Ameriprise Financial Brokerage, Schwab, or Merrill Lynch - will be rare. If you believe your situation warrants an exception, print and complete the Exception Request Form found in the Appendix on page 32.

If you are granted an exception, you are responsible for ensuring that Personal Trade Compliance receives duplicate confirmations and statements.

An exception to the limited choice policy does not make you exempt from complying with the Code of Ethics.

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

                                    APPENDIX

Item                                                                        Page
-------------------------------------------------------------------------   ----
Definitions                                                                  22
Securities Reporting List for Investment Access Persons                      23
FORM: Request for Personal Trade Preclearance                                26
FORM: Initial Personal Account and Holdings Disclosure                       27
FORM: Brokerage Account Notification Form                                    30
FORM: Limited Choice Exception Request                                       32

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

DEFINITIONS

BROKERAGE ACCOUNT: A Brokerage Account is an account held at a licensed brokerage firm in which securities are bought and sold (e.g., stocks, bonds, futures, options, Covered Funds). This includes employer-sponsored incentive savings plans.

CLOSED-END FUNDS: A closed-end fund is a publicly traded investment company that raises a fixed amount of capital through an initial public offering (IPO). The fund is then structured, listed and traded like a stock on a stock exchange.

COVERED FUNDS / COVERED CLOSED-END FUNDS: Mutual Funds for which RiverSource Investments or Kenwood Capital Management serves as an investment adviser or for which an affiliate of RiverSource Investments or Kenwood Capital Management serves as principal underwriter are defined as "Covered." As of November 15, 2008, Covered Funds and Covered Closed-End Funds include:

     -    RiverSource Mutual Funds (both retail and variable portfolio funds)

     -    John Hancock Funds (John Hancock Investment Services, LLC)

     -    Diversified Investors Portfolios (Diversified Investment Advisors,
          Inc.)

     -    Calvert/Ameritas Funds (Calvert Asset Management Company, Inc.)

     -    Nationwide Funds (Nationwide Fund Advisors)

     -    Seligman Mutual Funds

     -    Tri-Continental Corporation

     -    Seligman LaSalle International Real Estate Fund, Inc.

     -    Seligman Select Municipal Fund, Inc. (J. & W. Seligman & Co., Inc.)

MUTUAL FUNDS: U.S.-registered open-end investment companies, the shares of which are redeemable on any business day at the net asset value, including Mutual Funds that underlie variable annuity and variable life insurance contracts.

TRADE DATE: Policies that involve holding periods or blackout periods often refer to "trade date" as the time to begin calculating the restriction. "Trade date" is when the trade is first placed, as opposed to "settlement date." The Code does NOT use "settlement date" for any of its policies.

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

SECURITIES REPORTING LIST FOR INVESTMENT ACCESS PERSONS

This chart lists which securities are subject to LIMITED CHOICE* and must be reported on your initial and annual certification

                                                                                                                  60-DAY HOLD
                                                                                                                   REQUIRED?
                                            IS REPORTING REQUIRED                                                    (while
                                             & SUBJECT TO LIMITED                                                 realizing a
                                                   CHOICE*?               IS PRECLEARANCE REQUIRED?                 gain)**
                                            ---------------------   --------------------------------------   ----------------------
American Depository Receipts                         Yes                              Yes                             Yes
(ADRs/ADSs/ADUs)                                                       (against underlying security and            (Investment
                                                                                 ADR/ADS/ADU)                     Personnel only)

Annuities - Fixed                                     No                              No                               No
(other than market value adjusted
annuities)

Annuities - Variable and market value                Yes                              No                               No
adjusted annuities                            Report underlying      Except for portfolio managers, fixed
                                                Covered Funds        income sector team leaders or sector
                                                                         team managers, Executive Vice
                                                                     President of Fixed Income Investments
                                                                         and Chief Investment Officer.

Ameriprise Financial Stock                           Yes                              No                               Yes
                                                                    However, Ameriprise Financial stock is         (Investment
                                                                    subject to all other rules outlined in        Personnel only)
                                                                                   the Code.

                                                                     In addition, the Ameriprise Executive
                                                                    Leadership Team needs to preclear with
                                                                       the Corporate Secretary's office.

(Options on) Ameriprise Financial Stock         Prohibited                         Prohibited                          N/A
(i.e., puts and calls)

Ameriprise Financial employee stock                   No                              No                               No
options (obtained as a part of an                                    Except Executive Leadership Team need
incentive plan)                                                         to preclear with the Corporate
                                                                              Secretary's office

Bonds and other debt instruments,                    Yes                              No                               No
including but not limited to:

-   Corporate, U.S. Guaranteed or
    of federally sponsored enterprises
    (FNMA, GNMA, etc.), Municipal,
    Closely held

Bonds and other direct debt instruments               No                              No                               No
of the U.S. Government:  (e.g., Treasury
notes/bills/bonds/STRIPS)

Bonds - convertible                                  Yes                             Yes                               Yes
                                                                                                                    (Investment
                                                                                                                  Personnel only)

Bank certificates of deposit, Savings                 No                              No                               No
Certificates, checking and savings
accounts and money market accounts,
bankers' acceptances, commercial paper
and high quality short-term debt
instruments, including repurchase
agreements.

Currency Accounts                                     No                              No                               No

Derivatives (DECS, ELKS, PRIDES, etc.)               Yes                              Yes                              Yes
                                                                       (against both underlying stock &             (Investment
                                                                                  derivative)                     Personnel only)

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

This chart lists which securities are subject to LIMITED CHOICE* and must be reported on your initial and annual certification

                                                                                                                  60-DAY HOLD
                                                                                                                   REQUIRED?
                                            IS REPORTING REQUIRED                                                    (while
                                             & SUBJECT TO LIMITED                                                 realizing a
                                                   CHOICE*?               IS PRECLEARANCE REQUIRED?                 gain)**
                                            ---------------------   --------------------------------------   ----------------------
Futures: commodity, currency,                        Yes                              No                               No
financial, or stock index

Index Securities  (e.g., S&P 500,                    Yes                              Yes                             Yes
SPDRS/SPY, Diamonds/DIA, Cubes/QQQQ,                                      (except broadly based index             (Investment
Exchange Traded Funds,  Holders Trusts,                                securities, defined as 20 or more        Personnel only)
Power Shares)                                                                      holdings)                       Except for
                                                                                                                 funds with 20+
                                                                                                                    holdings

Life Insurance (variable)                            Yes                              No                               No
                                              Report underlying      Except for portfolio managers, fixed
                                                Covered Funds        income sector team leaders or sector
                                                                         team managers, Executive Vice
                                                                     President of Fixed Income Investments
                                                                         and Chief Investment Officer.

Limited Offerings / Private Placements -             Yes                              Yes                              No
Equity and Fixed Income                                                          (See page 12)

Limited Partnerships                                 Yes                              Yes                              No

Managed or wrap accounts:

-   If individual securities held                    Yes                              Yes                              Yes
    and investor has ability to                                                                                     (Investment
    exercise trading discretion                                                                                   Personnel only)

-   If individual securities held                    Yes                              No                               No
    and investor does not have ability
    to exercise trading discretion

-   If individual securities not                     Yes                              No                               No
    held

Money market mutual funds                            No                               No                               No

Mutual Funds (i.e., open-end funds) that             Yes                              No                               Yes
are "Covered Funds" (These are Mutual                                Except for portfolio managers, fixed          30-day hold
Funds other than money market mutual                                 income sector team leaders or sector           required
funds that are advised or sub-advised by                                 team managers, Executive Vice           regardless of a
RiverSource Investments or Kenwood                                   President of Fixed Income Investments        gain or loss.
Capital Management or for which an                                       and Chief Investment Officer.
affiliate of RiverSource Investments or                                          (See page 12)                   Applies to all
Kenwood Capital Management serves as                                                                               Investment
principal underwriter.)                                                                                          Access persons

Mutual Funds (i.e., open-end funds) that             No                               No                               No
are NOT "Covered Funds"

Closed-End funds                                     Yes                              Yes                              Yes

-   *See special blackout periods                                                                                30-day hold
    for Covered Closed End Funds:                                        No preclearance required for                required
    Tri-Continental Corporation                                        closed-end funds with 20 or more          regardless of a
                                                                        holdings, EXCEPT FOR portfolio            gain or loss.
-   Seligman LaSalle International                                    managers, fixed income sector team
    Real Estate Fund, Inc.                                             leaders or sector team managers,            (Investment
                                                                       Executive Vice President of Fixed         Personnel only)
-   Seligman Select Municipal Fund,                                      Income Investments and Chief               Except for
    Inc. (J. & W. Seligman & Co.,                                             Investment Officer.                 funds with 20+
    Inc.)                                                                        (See page 12)                       holdings

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

This chart lists which securities are subject to LIMITED CHOICE* and must be reported on your initial and annual certification

                                                                                                                  60-DAY HOLD
                                                                                                                   REQUIRED?
                                            IS REPORTING REQUIRED                                                    (while
                                             & SUBJECT TO LIMITED                                                 realizing a
                                                   CHOICE*?               IS PRECLEARANCE REQUIRED?                 gain)**
                                            ---------------------   --------------------------------------   ----------------------
Options on stocks                                    Yes                              Yes                             Yes
                                                                       Must preclear underlying security         (Investment
                                                                     (except when closing position in the      Personnel only)
                                                                         last 5 business days before             Except when
                                                                                  expiration)                      closing
                                                                                                                 position 5
                                                                                                               business days
                                                                                                                   before
                                                                                                                 expiration

Options: exercise of option to buy or                Yes                              No                               No
sell underlying stock

Options on futures and indices                       Yes                              Yes                              Yes
                                                                          (except broadly based Index              (Investment
                                                                       securities, defined as 20 or more         Personnel only)
                                                                                   holdings)                        Except for
                                                                                                                  funds with 20+
                                                                                                                     holdings

REITS (Real Estate Investment Trusts)                Yes                              Yes                              Yes
                                                                                                                   (Investment
                                                                                                                 Personnel only)

Stocks: common or preferred                          Yes                              Yes                              Yes
                                                                                                                   (Investment
                                                                                                                 Personnel only)

Stocks: convertible preferred                        Yes                              Yes                              Yes
                                                                                                                   (Investment
                                                                                                                 Personnel only)

Stocks: short sales  (short sales                    Yes                              Yes                              Yes
prohibited on Ameriprise Financial stock)                                                                          (Investment
                                                                                                                 Personnel only)

Stocks (owned) - exchanges, swaps,                   Yes                              No                               No
mergers, tender offers

Stocks - public offerings (initial OR             Prohibited                      Prohibited                            N/A
secondary)

Stocks - rights or warrants acquired                 Yes                              Yes                              Yes
separately                                                                                                         (Investment
                                                                                                                 Personnel only)

Treasury Inflation Protected Securities               No                              No                               No
(TIPS)

Unit Investment Trusts (UITs)                        Yes                              No                               No

529 (College Savings Plans) - Only if                Yes                              No                               Yes
the underlying funds are Covered Funds                               Except for portfolio managers, fixed          30-day hold
                                                                     income sector team leaders or sector            required
                                                                         team managers, Executive Vice           regardless of a
                                                                     President of Fixed Income Investments        gain or loss.
                                                                         and Chief Investment Officer.
                                                                                 (See page 12)                    Applies to all
                                                                                                                    Investment
                                                                                                                  Access persons

* LIMITED CHOICE: The Limited Choice policy requires that securities subject to the policy in the preceding table must be held/traded at one of the three Limited Choice brokers--Ameriprise Brokerage, Merrill Lynch or Schwab.

** For more information regarding the 30-Day Holding Period, see page 12 for the 30-DAY HOLDING PERIOD FOR COVERED FUNDS and page 13 for the 60-DAY HOLDING PERIOD FOR INDIVIDUAL SECURITIES..

SPECIAL NOTE FOR AUTOMATIC INVESTMENT PLANS: you do not need to report transactions that are made as part of a regular periodic purchase (or withdrawal). For example: payroll deduction, bank authorizations etc.

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

FORMS APPENDIX A: REQUEST FOR PERSONAL TRADING PRECLEARANCE

                    REQUEST FOR PERSONAL TRADING PRECLEARANCE

PRECLEARANCE REQUEST PROCESS

     1. INVESTMENT ACCESS PERSON: Complete SECTION A - REQUEST FOR TRADE APPROVAL and fax Request for Preclearance to the Preclearance desk at
          (612) 678-0150.

     2. PRECLEARANCE DESK: Complete SECTION B - TRADE AUTHORIZATION and fax Request for Preclearance back to Investment Access Person.

     PRECLEARANCE IS ONLY EFFECTIVE FOR THE DAY IT IS GIVEN.

     Please see pages 15 and 23-25 of the Investment Adviser Code of Ethics for Investment Access Persons for questions regarding preclearance requirements.

A. REQUEST FOR TRADE APPROVAL (COMPLETED BY INVESTMENT ACCESS PERSON):

Last Name: _______________________   First Name: _______________________________

Extension: _______________________   Fax Number: _______________________________

Brokerage Firm:                                    Approved
[ ] AMP Brokerage [ ] Merrill Lynch [ ] Schwab [ ] Exception: _________________
                                                             (specify firm name)

Account Number: ____________________________

Type of Trade: [ ] Buy          [ ] Sell         [ ] Short Sale

                                        PRECLEARANCE IS ONLY EFFECTIVE
Ticker: ______________________          FOR THE DAY IT IS GIVE.

B. TRADE AUTHORIZATION (TO BE COMPLETED BY THE PRECLEARANCE GROUP)

REQUEST APPROVED?               [ ] Yes          [ ] No

Approved by: _____________________   Date/Time (EST) ___________________________

Log Number: ______________________

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

FORMS APPENDIX B: INITIAL PERSONAL ACCOUNT AND HOLDINGS DISCLOSURE

    INITIAL PERSONAL ACCOUNT AND HOLDINGS DISCLOSURE COMPLETION INSTRUCTIONS
                           INVESTMENT ACCESS PERSONS

BELOW ARE THE STEPS FOR COMPLETING THE INITIAL PERSONAL ACCOUNT AND HOLDINGS DISCLOSURE ("INITIAL CERTIFICATION") FORM FOUND ON PAGES B.2 AND B.3:

1. Write your NAME, SOCIAL SECURITY NUMBER, ID NUMBER, and ROUTING NUMBER on the top portion of the form. Please write legibly.

2. SECTION 1: Disclose accounts and investments required to be reported. See pages 17-19 of the Code of Ethics for a list of investments required to be reported. If you have no investments required to be reported, please write NONE in Section 1. If you have an account that only contains holdings that are not required to be reported (e.g., a money market), you do not need to report that account.

     Complete all columns/fields. Include name, account number, and type of ownership (Individual, Jt, IRA, Roth, Trust etc.). If securities are held outside of a Brokerage Account (i.e. physical stock certificate), write in physical certificate or where they are held in the firm name field.

3. SECTION 2: Disclose for-profit companies for which you are a member of the Board of Directors. If you have nothing to disclose, write NONE.

4.   SECTION 3: Sign and date your form.

5. Return pages B.2 and B.3 to Personal Trade Compliance (H26/1880) within 5 business days. This is very important due to regulatory timing obligations.

YOU MUST COMPLETE AND RETURN THIS FORM EVEN IF YOU HAVE NO ACCOUNTS OR HOLDINGS TO DISCLOSE.

ADDITIONAL INFORMATION

     BROKERAGE ACCOUNTS: You must disclose all Brokerage Accounts you own or in which you have a BENEFICIAL INTEREST (see below for definition of beneficial interest). This includes Ameriprise Brokerage and accounts held with any other broker.

     COVERED FUNDS: You must disclose all Covered Funds held direct-at-fund, including variable annuities and variable life insurance. Covered Funds are those Mutual Funds for which RiverSource Investments or Kenwood Capital Management serves as an investment adviser or for which an affiliate of RiverSource Investments or Kenwood Capital Management serves as principal underwriter. As of November 15, 2008, Covered Funds include the RiverSource Mutual Funds (both retail and variable portfolio funds), John Hancock Funds (John Hancock Investment Services, LLC) and Diversified Investors Portfolios (Diversified Investment Advisors, Inc.), Calvert/Ameritas Funds (Calvert Asset Management Company, Inc.) and Nationwide Funds (Nationwide Fund Advisors), Seligman Mutual Funds, Tri-Continental Corporation, Seligman LaSalle International Real Estate Fund, Inc. and Seligman Select Municipal Fund, Inc. (J. & W. Seligman & Co., Inc.) For a current list of Covered Funds, please contact Personal Trade Compliance.

     BENEFICIAL INTEREST: You must disclose accounts in which you have a beneficial interest. This includes accounts held in the name of YOU, YOUR SPOUSE/PARTNER, OR ANY FINANCIALLY DEPENDENT MEMBER OF YOUR household. Additionally, beneficial interest extends to the following types of accounts if you, your spouse/partner or financially dependent member of your household:

          - Is a trustee or custodian for an account (e.g., for a child or parent)

          - Exercises discretion over an account via a power of attorney arrangement, as an executor of an estate after death, or through providing investment advice for compensation

          -    Owns an IRA

          -    Participates in an investment club

          - Has another arrangement substantially equivalent to direct or indirect ownership.

          NOTE: If none of the above beneficial interest situations apply and you are solely the beneficiary on an account, you do not need to disclose that account.

FOR QUESTIONS ABOUT SECURITIES THAT YOU ARE RESPONSIBLE FOR DISCLOSING, SEE PAGES 23-25 OF THE INVESTMENT ADVISER CODE OF ETHICS FOR INVESTMENT ACCESS PERSONS

                                                                    APPENDIX B.1

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

              INITIAL PERSONAL ACCOUNT AND HOLDINGS DISCLOSURE FORM
                            INVESTMENT ACCESS PERSONS

NAME: ______________________________   SOCIAL SECURITY #: ______________________

ID NUMBER: _________________________   ROUTING #: ______________________________

PLEASE DISCLOSE ACCOUNTS AND HOLDINGS THAT YOU OR ANY MEMBER OF YOUR HOUSEHOLD (SPOUSE/PARTNER AND FINANCIAL DEPENDENTS) OWN. A LIST OF INVESTMENTS TO BE DISCLOSED CAN BE FOUND ON PAGE 23-25 OF THE CODE OF ETHICS.

IF YOU OWN AN ACCOUNT THAT ONLY CONTAINS HOLDINGS THAT ARE NOT REQUIRED TO BE REPORTED (E.G., A MONEY MARKET), YOU DO NOT NEED TO REPORT THAT ACCOUNT.

- If you do not have any investments to report, please write NONE in Section 1 or leave the section blank.

- SECTION 2 MUST BE COMPLETED. IF YOU HAVE NOTHING TO REPORT IN SECTION 2, WRITE NONE.

                                    SECTION 1

                             ACCOUNT/HOLDINGS DETAIL

-    Please complete all columns.

- If submitting electronically, initial Section 3 and send via email to personal.trading@ampf.com.

- If submitting a hard copy, sign Section 3 and send to Personal Trade Compliance, H26/1880.

- PLEASE RETURN THIS FORM TO PERSONAL TRADE COMPLIANCE WITHIN 5 DAYS DUE TO REGULATORY TIMING OBLIGATIONS.

BROKERAGE FIRM NAME OR                                                     OWNERSHIP TYPE* / SSN
INSTITUTION NAME where             SECURITY DESCRIPTION:                 (*INDIVIDUAL, JOINT, IRA,
securities are held. If         Title and Type of security,               UGMA, SPOUSAL IRA, ETC.)     QUANTITY
securities are not held in an      along with associated      ACCOUNT   NOTE: Only input the SSN if   Shares or
account, list where held          ticker symbol (or CUSIP)     NUMBER     different from your own)      amount
-----------------------------   ---------------------------   -------   ---------------------------   ---------


*    E.G. INDIVIDUAL, JOINT, IRA, ROTH IRA, UTMA/UGMA, SPOUSAL IRA, ETC.

IF MORE SPACE IS NEEDED, ATTACH THE ADDITIONAL INFORMATION ON A SEPARATE PAGE. PLEASE SIGN AND DATE ANY ATTACHED SHEETS.

                                                                    APPENDIX B.2

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

                                    SECTION 2

LIST ANY FOR-PROFIT COMPANIES FOR WHICH YOU ARE A MEMBER OF THE BOARD OF DIRECTORS (IF NONE, PLEASE INDICATE):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                    SECTION 3

By signing this document, I am certifying that:

- The accounts listed above are the only accounts in which I have a direct or indirect beneficial interest at this time.

- I understand that failure to completely disclose all of my Brokerage Accounts and Covered Fund accounts to Personal Trade Compliance may result in sanctions, which could lead to termination.

- The securities listed above are the holdings I have at this time. I understand that failure to completely disclose all of my holdings to Personal Trade Compliance may result in sanctions, which could include termination.

- If I have one or more managed accounts, I do not have trading discretion for the accounts.

- I have completely filled out this certification form so a letter authorizing duplicate confirmations and statements can be sent to my broker until my accounts have been transferred to one of the three limited choice brokerage firms.

- I understand that failure to completely disclose all of my security holdings to Personal Trade Compliance or failure to complete this form by the required due date may result in sanctions, which could include termination.

- I will not participate in market timing of any Mutual Fund or other pooled vehicle.

- If I open any new Brokerage Accounts I will notify Personal Trade Compliance in writing by filling out a Brokerage Account Notification form BEFORE THE FIRST TRADE IS CONDUCTED.

- I HAVE READ AND UNDERSTAND THE AMERIPRISE FINANCIAL INSIDER TRADING POLICY AND INVESTMENT ADVISER CODE OF ETHICS DOCUMENT AND WILL ABIDE BY THEM.


-------------------------------------   --------------------
Signature                                       Date

RETURN TO: PERSONAL TRADE COMPLIANCE-- H26/1880

                                                                    APPENDIX B.3

           Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com

FORMS APPENDIX C: BROKERAGE ACCOUNT NOTIFICATION FORM

                   BROKERAGE ACCOUNT NOTIFICATION FORM PROCESS

On the following page is the Brokerage Account Notification Form that is REQUIRED to be completed if you--or an immediate family member--maintains an external Brokerage Account. The brokers other than Ameriprise Financial Brokerage that are allowed at this time are Schwab or Merrill Lynch only.

Please be sure to:

-    Fill out the Personal Information Section.

-    Fill out the Brokerage Account Information Section.

REMINDER: PLEASE SUBMIT THIS FORM PRIOR TO ANY TRADING.

If you have questions, please send a Lotus Notes message to PERSONAL TRADING or call the Personal Trade Hotline at 612-671-5196.

Please note: Personnel of the former J. & W. Seligman & Co, should submit their form to their compliance representative who will forward it on to Personal Trade Compliance. YOU CANNOT ENTER INTO THE PROPOSED TRANSACTION WITHOUT APPROVAL FROM PERSONAL TRADE COMPLIANCE.

 ***THIS IS NOT AN ACCOUNT TRANSFER FORM AND WILL NOT CAUSE YOUR SECURITIES TO
                                    MOVE***

                       BROKERAGE ACCOUNT NOTIFICATION FORM

WHEN TO USE THIS FORM:   Complete this form when opening any new Brokerage
                         Account (including new accounts opened to support an account transfer).

STEP 1: COMPLETE PERSONAL INFORMATION SECTION

Your Name (First and Last)           __________________________________________________________________

ID Number (eg., E12345) / Position   __________________ / - Corporate Office - Advisor - Field Employee

Social Security Number               __________________________________________________________________

Field or Corporate Office Routing    __________________________________________________________________

STEP 2: COMPLETE BROKERAGE ACCOUNT INFORMATION SECTION

                                                                           BROKER DEALER (choose one)
                                                                         ------------------------------
                                                                         AMERIPRISE
                                                                          FINANCIAL   CHARLES   MERRILL
NAME ON ACCOUNT   ACCOUNT NUMBER   SOCIAL SECURITY NUMBER   OWNERSHIP*    BROKERAGE    SCHWAB    LYNCH
---------------   --------------   ----------------------   ----------   ----------   -------   -------

*    E.G. INDIVIDUAL, JOINT, IRA, UTMA/UGMA, SPOUSAL IRA, ETC.

STEP 3: SUBMIT COMPLETED FORM TO PERSONAL TRADE COMPLIANCE

     A. To submit via Interoffice mail, send to PERSONAL TRADE COMPLIANCE, H26 / 1880.

     B. To submit via Lotus Notes message, attach completed form and send to PERSONAL TRADING.

FORMS APPENDIX D: LIMITED CHOICE EXCEPTION REQUEST

                        LIMITED CHOICE EXCEPTION REQUEST

     COMPLETE THIS FORM IF ONE OF THE SITUATIONS DESCRIBED BELOW APPLIES TO YOU AND YOU WISH TO REQUEST AN EXCEPTION TO THE LIMITED CHOICE POLICY OF CONDUCTING TRADING THROUGH ONE OF THE THREE AUTHORIZED FIRMS.

Exception Policy - The typical kinds of situations for which Personal Trade Compliance expects exception requests include:

A. spouse accounts where your spouse works for a broker/dealer firm that prohibits outside accounts (supporting documentation to include copy of other firm's policy)

B. non-transferable limited partnership interests held prior to implementation of limited choice policy (supporting documentation to include copies of statements reflecting these holdings) Note: Other holdings and trading would remain subject to limited choice.

C. managed accounts where, e.g., you have authorized your broker to exercise investment discretion on your behalf and you have no discretion over what specific securities are traded in the account (supporting documentation to include: written representations from you and from your broker that you have no trading discretion.) YOU WILL BE REQUIRED TO RE-CERTIFY ANNUALLY.

SECTION 1. REQUEST FOR EXCEPTION (COMPLETED BY YOU, PLEASE PRINT)

YOUR NAME: ______________________ ID NUMBER: ___________ ROUTING: ______________

[ ] CORPORATE OFFICE   [ ] ADVISOR   [ ] FIELD EMPLOYEE

EXCEPTION TYPE DESCRIBED ABOVE (ALSO ATTACH SUPPORTING DOCUMENTATION):

[ ]  A

[ ]  B

[ ]  C

[ ]  Other - explain in sufficient detail on an attachment

Broker Name: __________________________________   Account # ____________________

Account Ownership (Name on Account): ___________________________________________

________________________________________________________________________________
Your Signature                  Social Security #              Date

SECTION 2. EXCEPTION REVIEW (COMPLETED BY PERSONAL TRADE COMPLIANCE)

[ ]  Request on hold, more documentation needed - PLEASE PROVIDE:

[ ]  Request Denied

[ ]  Request Approved

________________________________________________________________________________
1st Level Approval                                             Date

________________________________________________________________________________
2nd Level Approval                                             Date

RETURN THIS FORM AND SUPPORTING DOCUMENTATION TO PERSONAL TRADE COMPLIANCE VIA FAX AT 612-678-0150 OR INTERNAL ROUTING AT H26/1880.

Limited Choice Exception Request                                    Appendix D.1